The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Equity Securities

Fund JPMorgan Tax Aware US Equity Fund
Trade Date 11/12/2008
Issuer Ecolab Inc (ECL) Secondary
Cusip 278865100
Shares 22,000
Offering Price $30.50
Spread $0.53
Cost $671,000.00
Dealer Executing Trade Goldman Sachs & Co.
% of Offering  purchased by firm 0.35%
Syndicate Members Credit Suisse Securities, Goldman Sachs & Co, Merrill Lynch Pierce Fenner & Smith, Citigroup Global Markets, JPMorgan Securities
Fund JPMorgan Tax Aware Disciplined Equity Fund
Trade Date 11/12/2008
Issuer Ecolab Inc (ECL) Secondary
Cusip 278865100
Shares 50,000
Offering Price $30.50
Spread $0.53
Cost $1,525,000.00
Dealer Executing Trade Goldman Sachs & Co.
% of Offering  purchased by firm 0.35%
Syndicate Members Credit Suisse Securities, Goldman Sachs & Co, Merrill Lynch Pierce Fenner & Smith, Citigroup Global Markets, JPMorgan Securities
Fund JPMorgan Intrepid European Fund
Trade Date 4/30/2009
Issuer Arcelormittal (Placing) APR09
Cusip LU0323134006
Shares 33,387
Offering Price $22.77
Spread $0.27
Cost $760,221.99
Dealer Executing Trade Societe Generale - London
% of Offering  purchased by firm 1.28%
Syndicate Members Calyon, Goldman Sachs & Co, Morgan Stanley, Societe Generale, ABN Amro, BNP Paribas, Citigroup Global Markets, HSBC Securities, JPMorgan Securities

Debt Securities

Fund JPMorgan Income Builder Fund
Trade Date 12/9/2008
Issuer El Paso Corp (EP 12.0% 12/12/2013)
Cusip 28336LBS
Bonds 50,000
Offering Price $88.91
Spread $1.00
Cost $44,454.50
Dealer Executing Trade Morgan Stanley & Co.
% of Offering  purchased by firm 0.01%
Syndicate Members Citigroup Global Markets, Goldman Sachs & Co, JPMorgan Securities, Morgan Stanley, BMO Capital Markets, Fortis Securities, Scotia Capital, UniCredit Capital Markets, Wells Fargo
Fund JPMorgan Income Builder Fund
Trade Date 2/4/2009
Issuer El Paso Corporation (EP 8.25% 02/15/ 2016)
Cusip 28336LBT
Bonds 50,000
Offering Price $95.54
Spread $1.00
Cost $47,767.50
Dealer Executing Trade Morgan Stanley & Co.
% of Offering  purchased by firm 1.72%
Syndicate Members Citigroup Global Markets, Deutsche Bank Securities, JPMorgan Securities, Morgan Stanley, Barclays Capital, Credit Suisse Securities, Fortis Securities, Scotia Capital, Societe Generale, UBS Investment Bank, UniCredit Capital Markets, Williams Capital Group
Fund JPMorgan Income Builder Fund
Trade Date 2/10/2009
Issuer Denbury Resources Inc. (DNR 9.75% 03/01/2016)
Cusip 247916AB
Bonds 3,000
Offering Price $92.82
Spread $2.00
Cost $2,784.48
Dealer Executing Trade Banc of America Securities
% of Offering  purchased by firm 0.43%
Syndicate Members Banc of America Securities, JP Morgan Securities, BBVA Securities, Calyon Securities USA, Comerica Securities, Fortis Securities, KeyBanc Capital Markets, Scotia Capital Markets, US Bancorp Investments, Wachovia Capital Markets, Wedbush Morgan Securities
Fund JPM International Currency Income Fund
Trade Date 3/4/2009
Issuer Hellenic Republic (GGB 6.0% 07/19/19)
Cusip GR0124031650 (ISIN)
Bonds 37,000
Offering Price $98.93
Spread $3.02
Cost $36,603.73
Dealer Executing Trade Morgan Stanley & Co.
% of Offering  purchased by firm 0.33%
Syndicate Members BNP Paribas, Credit Suisse Securities, Deutsche Bank, Morgan Stanley, National Bank of Greece, JPMorgan Securities
Fund JPMorgan Income Builder Fund
Trade Date 3/4/2009
Issuer NiSource Finance Corp. (NI, 10.75%, 3/15/2016)
Cusip 65473QAU
Bonds 25,000
Offering Price $98.80
Spread $0.63
Cost $24,698.75
Dealer Executing Trade Citigroup Global Markets
% of Offering  purchased by firm 0.49%
Syndicate Members Citigroup Global Markets, JPMorgan Securities, Wachovia Capital Markets, Banc of America Securities, Credit Suisse Securities, US Bancorp Investments, Loop Capital Markets, Mitsubishi UFJ Securities, Mizuho Securities, PNC Capital Markets